Exhibit 23.1

Öhrlings

PRICEWATERHOUSECOOPERS LLC

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Current Report on From 8-K/A of our reports dated June 30, 2005 and June 30, 2006 relating to the financial statements of Netintact AB, a Swedish corporation.

Leif H. Birgersson
/s/ Öhrlings PricewaterhouseCoopers AB
Sweden
February 28, 2007